Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-139252) of Freeport-McMoRan Copper & Gold Inc. and the related Preliminary Joint Proxy Statement/Prospectus and to the incorporation by reference therein of our reports dated February 24, 2006, with respect to the consolidated financial statements and the financial statement schedules of Freeport-McMoRan Copper & Gold Inc., Freeport-McMoRan Copper & Gold Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Freeport-McMoRan Copper & Gold Inc., incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission and in its Annual Report to Shareholders.

/s/ Ernst & Young LLP

Ernst & Young LLP
New Orleans, Louisiana
January 18, 2007